EXHIBIT  5.1

                       Opinion of Swidler Berlin Shereff Friedman, LLP

                                                            January 29, 1999


HealthCare Imaging Services, Inc.
Tri-Parkway Corporate Park
200 Schulz Drive
Red Bank, New Jersey 07701

Gentlemen and Ladies:

     HealthCare Imaging Services, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to an aggregate of 5,200,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be offered from time to time pursuant to the Company's 1997 Omnibus Incentive Plan (the"Omnibus Plan"), the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"), the Stock Option Agreement, dated as of April 13, 1998, between the Company and Robert Baca (the"Baca Agreement") and the Stock Option Agreement, dated as of July 30, 1998, between the Company and Frank Leo (the "Leo Agreement"). The Omnibus Plan, the Purchase Plan, the Baca Agreement and the Leo Agreement are referred to collectively herein as the "Plans". This opinion is an exhibit to the Registration Statement.

     We have at times acted as counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation as presently in effect, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Plans and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

     We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the corporate law of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported by Prentice Hall Legal and Financial Services without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.



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     Based on the foregoing,  and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued pursuant to the Plans (including upon the proper exercise of stock options granted pursuant to the Plans) have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) when issued in accordance with the terms of the Plans and any applicable award agreements, will be legally and validly issued, fully paid and non-assessable.

     It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant or optionee in the Plans might propose to make.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any changes in any matters herein, whether legal or factual, after the date hereof.


                                              Very truly yours,

                        /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

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